QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

METRON TECHNOLOGY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

000-27863	98-0180010
(Commission File Number)	(IRS Employer Identification No.)

4425 Fortran Drive
San Jose, California 95134-2300
(Address of registrant's principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (408) 719-4600

Item 5.    Other Events and Regulation FD Disclosure

        On August 16, 2004, Metron Technology N.V. ("Metron"), a corporation organized under the laws of the Netherlands, entered into a Stock and Asset Purchase Agreement ("Purchase Agreement") with Applied Materials, Inc. ("Applied"), a Delaware corporation, pursuant to which Applied would acquire the worldwide operating subsidiaries and business of Metron. Under the terms of the Purchase Agreement, Applied would pay approximately $84,567,000 in cash to Metron for all outstanding shares of Metron's worldwide operating subsidiaries and substantially all of the other assets of Metron, and would assume certain Metron liabilities. The acquisition, which is subject to regulatory and Metron shareholder approval and other closing conditions, is expected to close in Metron's second fiscal quarter, ending November 30, 2004.

        Following the close of the proposed acquisition, Metron would plan to announce cash distributions to its shareholders in the range of approximately $4.74 per share to approximately $4.80 per share (depending on the tax attributes of the Metron shareholders), which would be made in at least two cash distributions during the six-month period following the close of the transaction. In connection with the final cash distribution to its shareholders, it is anticipated that Metron would conclude its business, delist its shares from Nasdaq and be dissolved and liquidated.

        The directors and executive officers and certain shareholders of Metron collectively holding an aggregate of approximately 25.74% of Metron's outstanding common stock have entered into voting agreements with Applied, dated as of August 16, 2004 (the "Voting Agreements"), and have delivered proxies to Applied, pursuant to which they have agreed to vote their Metron shares in favor of the approval of the Purchase Agreement and related matters contemplated by the Purchase Agreement.

        Copies of the Purchase Agreement, the form of Voting Agreement and the press release issued by Metron on August 16, 2004, entitled "Applied Materials, Inc. to Acquire Worldwide Business of Metron Technology N.V.", are attached to this report as Exhibits 2.1, 2.2 and 99.1, respectively.

        This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that include, but are not limited to: the satisfaction of the conditions to closing of the proposed transaction, including receipt of shareholder and regulatory approvals; the expected closing date of the transaction; the risk that the transaction will not close; the risk that the timing and amount of the actual cash distribution to be distributed to Metron's shareholders will differ from what is presently anticipated; the risk that the costs and expenses of Metron following the closing of the proposed transaction exceed management's current expectations; and whether the costs of completing the transactions and winding up of the company exceed management's estimates. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Metron and risks arising when investing in or holding shares of Metron, investors are directed to Metron's most recent filings with the Securities and Exchange Commission.

        In connection with the proposed transaction, Metron intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF METRON ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Metron with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, shareholders of Metron may obtain copies of the documents filed with the SEC free of charge at the Metron investor relations website http://www.investor.metrontech.com. You may also read and copy any reports, statements and other information filed by Metron with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please

call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

        Metron and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Metron shareholders in favor of the proposed transaction. Certain executive officers and directors of Metron have interests in the transaction that may differ from the interests of shareholders generally, including acceleration of vesting of stock options, employment arrangements with Applied following the closing of the transaction, participation in a retention plan to be implemented by Applied following the closing of the transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

Item 7.    Financial Statements and Exhibits

(c)
Exhibits.

2.1	Stock and Asset Purchase Agreement, dated as of August 16, 2004, between Applied Materials, Inc. and Metron Technology N.V.
2.2	Form of Voting Agreement, dated as of August 16, 2004, between Applied Materials, Inc. and certain shareholders of Metron Technology N.V.
99.1	Press release dated August 16, 2004, entitled "Applied Materials, Inc. to Acquire Worldwide Business of Metron Technology N.V.", issued by Metron Technology N.V.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

METRON TECHNOLOGY N.V.
Dated: August 16, 2004	By:	/s/ DOUGLAS J. MCCUTCHEON Douglas J. McCutcheon Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

2.1	Stock and Asset Purchase Agreement, dated as of August 16, 2004, between Applied Materials, Inc. and Metron Technology N.V.
2.2	Form of Voting Agreement, dated as of August 16, 2004, between Applied Materials, Inc. and certain shareholders of Metron Technology N.V.
99.1	Press release dated August 16, 2004, entitled "Applied Materials, Inc. to Acquire Worldwide Business of Metron Technology N.V.", issued by Metron Technology N.V.

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS